                                                                    Exhibit 99.1

TFC ENTERPRISES, INC.                    CONTACT: RON TRAY
NEWS RELEASE                               757-858-1400

*FOR IMMEDIATE RELEASE*

TFC ENTERPRISES ANNOUNCES EXECUTION OF DEFINITIVE MERGER AGREEMENT WITH CONSUMER PORTFOLIO SERVICES, INC.; FISCAL 2002 RESULTS; AND EXTENSION OF ITS CREDIT FACILITY WITH ITS PRINCIPAL LENDER

NORFOLK, VA, MARCH 31, 2003 /PRNewswire/ -- TFC Enterprises, Inc. (Nasdaq National Market: "TFCE"), a specialty consumer finance company, today announced that it has executed a definitive agreement with Consumer Portfolio Services, Inc. ("CPSS") in which CPSS has agreed to acquire TFCE in a cash for stock merger valued at $1.87 per share of TFCE common stock. The boards of both companies have approved the merger agreement.

         The transaction is subject to approval by the stockholders of TFCE, is subject to certain conditions, and is scheduled to be completed before the end of May, 2003.

         "We are convinced that the proposed transaction with CPSS is in the best interests of our shareholders," said Robert S. Raley, TFCE's founder and Chief Executive Officer. "The combination of our two operations will offer new opportunities for our employees and enable our dealers to offer their customers a wider range of financing options," Raley said. TFCE received a fairness opinion relating to this transaction from Houlihan Lokey Howard and Zukin.

         TFCE will be sending a proxy statement to its shareholders seeking their approval of the proposed transaction. Investors and security holders are advised to read the proxy statement for further information. When filed, the proxy statement, as well as other SEC filings, can be obtained free of charge from the web site maintained by the SEC at www.sec.gov.

         TFCE and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TFCE's directors and officers is contained in TFCE's proxy statement dated October 17, 2002 which is filed with the SEC. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

         TFCE also reported 2002 results. In accordance with FAS 142, TFCE has completed its transitional impairment evaluation of TFCE's goodwill. Effective January 1, 2002, TFCE adopted FASB Statement Number 142, Goodwill and Other Intangible Assets. TFCE has determined the impairment of goodwill is $6.8 million and as required by FAS 142 is recorded as a change in accounting principle.

         For the year ended December 31, 2002, income from continuing operations totaled $2,872,000, or $0.24 per diluted share, compared with income from continuing operations of $4,597,000, or $0.39 per diluted share for the previous year. For the year ended December 31,

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

2002, net loss totaled $(4,031,000) or $(0.34) per diluted share, compared with net income of $5,076,000, or $0.43 per diluted share, for the previous year.

         On October 1, 2002, the Board of Directors authorized TFCE, as the sole shareholder of First Community Finance, to sell substantially all the assets of First Community Finance. On November 4, 2002, TFCE sold the majority of its consumer finance receivables to an unrelated third party "buyer" for approximately $21 million. Pursuant to the terms of the transaction, the buyer offered employment to the majority of First Community Finance's employees and assumed all of the leases relating to the branch locations. Total net proceeds were paid on the closing date in cash. Pursuant to the terms of the transaction, TFCE has retained approximately $3.8 million in consumer finance receivables. TFCE has stopped originating loans through First Community Finance and is currently attempting to collect the remaining receivables. First Community Finance has been accounted for as discontinued operations. Unless otherwise noted, disclosures herein pertain to TFCE's continuing operations.

                         Summary of Financial Highlights
                    ($ in thousands except per share amounts)

                                                                        Twelve months ended December 31
                                                                     ------------------------------------
                                                                       2002          2001          Change
                                                                       ----          ----          ------
         Contract volume                                             $113.9        $185.4           (39%)
         60+ days delinquencies to gross
                contract receivables, period end                      5.91%         6.16%        (25 bps)
         Net charge-off to average gross contract
                receivables net of unearned interest                 13.99%        16.79%       (280 bps)
         Yield on interest-earning assets                            18.31%        20.15%       (184 bps)
         Cost of interest-bearing liabilities                         8.80%         9.93%       (113 bps)
         Operating expense as a percentage of interest-
                earning assets                                        8.84%         9.06%        (22 bps)
         Net income from continuing operations                       $2,872        $4,597           (38%)
         Net income per diluted common share from continuing
                operations                                            $0.24         $0.39           (38%)
         Net income (loss)                                         $(4,031)        $5,076        $(9,107)
         Net income (loss) per diluted common share                 $(0.34)         $0.43         $(0.77)


         Point of sale auto finance contract volume totaled $25.6 million for the fourth quarter of 2002 and $38.4 million in the fourth quarter of 2001. For the year of 2002, point of sale auto finance contract purchase volume was $113.9 million, a decrease of $57.9 million, or 34%, compared to the year of 2001. Point of sale contract purchases volume is down as a result of increased competition for the military contract purchases, fewer stateside military due to increased overseas deployments, and a more selective buying program in TFCE's military and non-military purchases. There was no Bulk auto finance contract volume for the year of 2002 compared to $0.1 million for the second quarter of 2001 and $13.5 million for the first quarter of 2001. As previously announced, TFCE ceased purchasing Bulk Acquisitions from "Buy Here Pay Here" automobile dealers in March 2001.

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

          60+ delinquencies were 5.91% of gross contract receivables outstanding at December 31, 2002, versus 6.16% at December 31, 2001. 30+ delinquencies were 8.12% of gross contract receivables outstanding at December 31, 2002, versus 9.16% at December 31, 2001.

         Net loan charge-offs, as a percentage of average contract receivables (net of unearned interest), calculated on an annualized basis, decreased to 13.16% for the fourth quarter of 2002, from 20.06% for the fourth quarter of 2001 and decreased to 13.99% for the year of 2002 from 16.79% for the year of 2001.

         Operating expense as a percentage of interest-earning assets, calculated on an annualized basis, increased to 9.71% for the fourth quarter of 2002 from 8.98% for the fourth quarter of 2001 and decreased to 8.84% for the year of 2002 from 9.06% for the year of 2001. Included in the fourth quarter of 2002 is a $0.3 million charge related to expenses incurred for strategic alternatives. Excluding this expense, operating expense as a percentage of interest-earning assets, calculated on an annualized basis, would have been 9.00% for the fourth quarter of 2002 and 8.68% for the year of 2002.

          The yield on interest-earning assets decreased to 18.09% for the fourth quarter of 2002 from 18.44% for the fourth quarter of 2001 and decreased to 18.31% for the year of 2002 from 20.15% for the year of 2001. During fourth quarter of 2002 and the fourth quarter of 2001, $1.6 million, and $0.7million respectively was not accreted to income but rather reclassified to nonrefundable reserve. For 2002 and 2001 respectively, $2.7 million and $0.7 million was reclassified from unearned discount to non-refundable reserves to absorb charge-offs. This reclassification allows TFCE to maintain reserves at adequate levels. The operations of TFCE have been favorably impacted by new programs directed at higher quality loans with lower APR's.

         The cost of interest-bearing liabilities decreased to 8.22% for the fourth quarter of 2002 from 9.25% for the fourth quarter of 2001 and decreased to 8.80% for the year of 2002 from 9.93% for the year of 2001. Provided there are no increases in interest rates TFCE anticipates it will continue to benefit from the interest rate reductions. Additionally, TFCE has been successful in accessing the securitization market at not only lower rates, but on a fixed term as well.

         TFCE also announced an extension of its credit facility with its principal lender until the earliest to occur of the consummation of the CPS merger, the termination of the merger agreement for any reason and May 31, 2003.

         TFCE disclosed that due to its inability to replace its material credit facilities through January 1, 2004, the audit report relating to its December 31, 2002 financial statements contained in its Annual Report on Form 10-K which was filed today with the SEC contains a "going concern" explanatory paragraph. Although this explanatory paragraph causes certain defaults to occur in certain of its credit facilities, TFCE has obtained waivers of this default.

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

         For a financial profile, press releases, and additional information on TFC Enterprises, Inc., please visit TFCE's individual webpages at www.tfcenterprises.com. You can also visit Corporate Window at their web site http://www.corporatewindow.com.

         In addition to the historical information, statements included in this press release, by TFCE's management team, may contain forward-looking statements that are subject to risks and uncertainties that could cause TFCE's results to differ materially from those anticipated in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. For example, the statement that the merger is scheduled to close before the end of May, 2003 is a forward-looking statement. Factors that could cause the transaction not to close at that time, or not at all, include the possibility that TFCE shareholders may not approve of the transaction, that TFCE may not have cash on hand or financing in place to repay its principal lender at the closing, or that certain required consents may not have been obtained. In general, all statements other than statements of historical fact are statements that could be deemed forward-looking statements. In accordance with the Private Securities Litigation Reform Act of 1995, the following are among the factors that could cause TFCE's actual results to differ materially from those expressed or implied by such forward-looking statements: the inability of TFCE to obtain favorable credit facilities to replace its current facility with its principal lender, a rise in interest rates, a deterioration of credit experience, competitive pricing and other factors, the loss of or reduction in its credit facilities, or if TFCE were to face increased competition. Investors are encouraged to review TFC Enterprises SEC filings, including its 2002 Annual Report on Form 10-K, filed today with the SEC, for more information about the factors affecting TFCE's business.

         TFC Enterprises, Inc. conducts its operations primarily through THE Finance Company, a wholly-owned subsidiary, which specializes in purchasing and servicing installment sales contracts originated by automobile and motorcycle dealers. Based in Norfolk, VA, TFC Enterprises, Inc. has contract production offices of THE Finance Company throughout the United States. The company's common stock symbol is listed on Nasdaq National Market and trades under the symbol "TFCE".

NOTE:  Detailed supplemental information follows.

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

TFC ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                                                      12/31/02               12/31/01
(dollars in thousands)
Assets
Cash and cash equivalents                                                       $              285     $              414
Restricted cash                                                                             22,441                 23,176
Net contract receivables                                                                   150,221                182,875
Property and equipment, net                                                                  1,508                  1,851
Goodwill, net                                                                                   --                  6,777
Intangible assets, net                                                                         649                    927
Net assets from discontinued operations                                                      2,286                 26,826
Other assets                                                                                 4,188                  3,940
                                                                                   ----------------       ----------------
Total assets                                                                    $          181,578     $          246,786
                                                                                   ================       ================

Liabilities and shareholders' equity
Liabilities

Revolving lines of credit                                                       $           19,386     $           97,143
Automobile receivables-backed notes                                                         96,780                 55,056
Subordinated notes and other debt                                                            9,755                 12,377
Accounts payable and accrued expenses                                                        1,767                  2,654
Income taxes payable and other liabilities                                                   6,459                  6,234
Refundable dealer reserve                                                                      304                    711
Net liabilities from discontinued operations                                                    57                 21,530
                                                                                   ----------------       ----------------
Total liabilities                                                                          134,508                195,705

Shareholders' equity:

Common stock, $.01 par value, 40,000,000 shares authorized, 11,551,033 and
11,534,890 outstanding at 12/31/02 and 12/31/01                                                 51                     51
Additional paid-in capital                                                                  56,207                 56,187
Retained deficit                                                                           (9,188)                (5,157)
                                                                                   ----------------       ----------------
Total shareholders' equity                                                                  47,070                 51,081
                                                                                   ----------------       ----------------
Total liabilities and shareholders' equity
                                                                                $          181,578     $          246,786
                                                                                   ================       ================

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

TFC ENTERPRISES, INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

                                                     Three months ended                      Twelve months ended
                                                 12/31/02         12/31/01                12/31/02         12/31/01
(in thousands, except per share amounts)
Interest and other finance revenue          $         7,681   $        9,697          $       33,437   $       45,117
Interest expense                                      2,713            3,869                  12,790           17,548
                                               -------------     ------------            ------------     ------------
Net interest revenue                                  4,968            5,828                  20,647           27,569
Provision for credit losses                             615              634                     899              756
                                               -------------     ------------            ------------     ------------
Net interest revenue after provision for
credit losses                                         4,353            5,194                  19,748           26,813

Other revenue                                           288              285                   1,110            1,492
                                               -------------     ------------            ------------     ------------
Total net interest and other revenue                  4,641            5,479                  20,858           28,305

Operating expense:

Salaries                                              1,698            2,177                   7,406            9,944
Employee benefits                                       346              385                   1,557            1,887
Occupancy                                               143              244                     765              853
Equipment                                               291              308                   1,155            1,300
Amortization of intangible assets                        70              273                     278            1,091
Other                                                 1,574            1,336                   4,983            5,206
                                               -------------     ------------            ------------     ------------
Total operating expense                               4,122            4,723                  16,144           20,281
                                               -------------     ------------            ------------     ------------

Income before income taxes                              519              756                   4,714            8,024
Provision for income taxes                              206              382                   1,842            3,427
                                               -------------     ------------            ------------     ------------
Net income from continuing operations       $           313   $          374          $        2,872   $        4,597
                                               =============     ============            ============     ============
Income (loss) from discontinued operations            (260)              119                   (126)              479
Cumulative effect of change in accounting                --               --                 (6,777)               --
principle

Net income (loss)                           $            53   $          493          $      (4,031)   $        5,076
                                               =============     ============            ============     ============

Net income per common share from continuing operations:

Basic                                       $          0.02   $         0.03          $         0.25   $         0.40
                                               =============     ============            ============     ============
Diluted                                     $          0.02   $         0.03          $         0.24   $         0.39
                                               =============     ============            ============     ============
Discontinued operations:

Basic                                       $        (0.02)             0.01          $       (0.01)   $         0.04
                                               =============     ============            ============     ============
Diluted                                     $        (0.02)             0.01          $       (0.01)   $         0.04
                                               =============     ============            ============     ============
Cumulative effect of change in accounting principle:

Basic                                       $            --   $           --          $       (0.59)   $           --
                                               =============     ============            ============     ============
Diluted                                     $            --   $           --          $       (0.57)   $           --
                                               =============     ============            ============     ============
Net income (loss) per common share:

Basic                                       $          0.00   $         0.04          $       (0.35)   $         0.44
                                               =============     ============            ============     ============
Diluted                                     $          0.00   $         0.04          $       (0.34)   $         0.43
                                               =============     ============            ============     ============

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

TFC ENTERPRISES, INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                                                     Three months ended            Twelve months ended
                                                                        December 31,                   December 31,
                                                                ------------------------------ -----------------------------
(dollars in thousands)                                              2002            2001           2002           2001
----------------------------------------------------------------------------------------------------------------------------
Contracts purchased or originated:
----------------------------------------------------------------------------------------------------------------------------
  Auto finance:
    Point-of-sale                                                    $ 25,586        $ 38,428       $113,936       $171,776
    Bulk                                                                   --              --             --         13,651
----------------------------------------------------------------------------------------------------------------------------
    Total                                                            $ 25,586        $ 38,428       $113,936       $185,427
----------------------------------------------------------------------------------------------------------------------------
Average balances:
----------------------------------------------------------------------------------------------------------------------------
Interest-earning assets                                              $169,841        $210,317      $ 182,591      $ 223,897

Total assets                                                          185,020         222,746        197,025        230,670

Interest-bearing liabilities                                          132,131         167,226        145,306        176,673

Equity                                                                 47,094          50,671         46,557         48,716
----------------------------------------------------------------------------------------------------------------------------
Performance ratios (annualized, as appropriate)

Return on average common equity *                                       2.66%           2.96%          6.17%          9.44%

Return on average assets *                                               0.68            0.67           1.46           1.99

Yield on interest-earning assets                                        18.09           18.44          18.31          20.15

Cost of interest-bearing liabilities                                     8.22            9.25           8.80           9.93

Net interest margin                                                     11.70           11.09          11.31          12.31

Operating expense as a percentage of
  Average interest-earning assets                                        9.71            8.98           8.84           9.06

Total net charge-offs to average
  gross contract receivables,  net of unearned interest                 13.16           20.06          13.99          16.79

60+ days delinquencies to period-end
  gross contract receivables                                             5.91            6.16           5.91           6.16

30+ days delinquencies to period-end
  gross contract receivables                                             8.12            9.16           8.12           9.16

Total allowance, nonrefundable reserve and unearned discount to period end gross contract receivables,
 net of unearned interest                                                6.07            7.45           6.07           7.45

Equity to assets, period end                                            26.25           23.22          26.25          23.22

* Prior to cumulative effect of accounting change.
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